UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

Coya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41583	85-4017781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5850 San Felipe St., Suite 500

Houston, Texas 77057

(Address of principal executive offices, including zip code)

(800) 587-8170

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	COYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As of December 31, 2023, Coya Therapeutics, Inc. (the “Company”) had cash and cash equivalents (unaudited) of $32.6 million. In January 2024, the Company received $7.5 million from Dr. Reddy’s Laboratories Ltd. (“Dr. Reddy’s”), as required under the terms of the Development and License Agreement entered into with Dr. Reddy’s on December 5, 2023, which was previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2023 (the “Form 8-K”). The Company’s cash and cash equivalents as of December 31, 2023, pro forma for receipt of the $7.5 million from Dr. Reddy’s (as if such amount was received on December 31, 2023) would be $40.1 million. In addition, as previously disclosed in the Form 8-K, (i) upon the first Food and Drug Administration (FDA) acceptance of an investigational new drug (IND) application for COYA 302 for the treatment of amyotrophic lateral sclerosis (ALS), Dr. Reddy’s will pay the Company an additional $4.2 million, and (ii) upon dosing of the first patient in the first Phase 2 trial of COYA 302 for the treatment of ALS in the United States, Dr. Reddy’s will pay the Company an additional $4.2 million. The Company anticipates that the IND filing will be made in the first half of 2024 and the dosing of the first patient in the first Phase 2 trial of COYA 302 for the treatment of ALS in the United States will occur in the second half of 2024. The Company expects its cash and cash equivalents described above will be sufficient to meet its operating needs into 2026.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” “will,” or similar words and expressions of the future. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks associated with the Company’s current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of the Company’s ongoing and planned clinical trials and related data, the timing of announcements, updates and results of the Company’s clinical trials and related data, the Company’s ability to obtain and maintain regulatory approval, the potential therapeutic benefits and economic value of the Company’s product candidates, competitive position, industry environment, potential market opportunities, and market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s Form 10-K for the year ended December 31, 2022 and Forms 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COYA THERAPEUTICS, INC.

Dated: January 19, 2024	By:	/s/ Howard Berman
Howard Berman
Chief Executive Officer